Exhibit 23.4

                              PA Consulting Group
                            390 Interlocken Crescent
                                   Suite 410
                              Broomfield, CO 80021
                              Tel: +1 720 566 9920
                              Fax: +1 720 566 9680
                              www.paconsulting.com

                                  Exhibit 23.4



August 22, 2002



Southern Power Company
270 Peachtree Street, N.W.
Atlanta, Georgia   30303

Re: Southern Power Company Registration Statement on Form S-4

Ladies and Gentlemen:

         PA Consulting Group Inc. ("PA Consulting") hereby consents to the inclusion of its Independent Market Expert Report (the "Report") dated June 5, 2002 for the assets of Southern Power Company (the "Company") in the Company's Registration Statement on Form S-4 (the "Registration Statement") dated August 22, 2002 relating to the Company's offer to exchange an aggregate principal amount of up to $575,000,000 6.25% Senior Notes, Series B due July 15, 2012, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of the outstanding 6.25% Senior Notes, Series A due July 15, 2012. The Report is included as Appendix B to the Registration Statement. In addition, PA Consulting consents to the inclusion of the summary of the Report contained in the Registration Statement.

         PA Consulting also hereby consents to all references to it in the Registration Statement.

         PA Consulting's consent with regard to the foregoing matters is also granted with respect to such matters as they apply in any amendment to the Registration Statement, including any post-effective amendments thereto.

PA Consulting's consent to all matters set out in this letter is conditional upon:

* in the case of the inclusion of the Report in Appendix B of the Registration Statement, the Report is to be included in its entirety including the disclaimer contained on page i; and
* in the case of the inclusion of the summary of the Report in the Registration Statement, such summary shall include, in its entirety, the disclaimer contained on page i.


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In all other respects, the position as previously agreed shall remain and the conditions set out in the certificate dated June 18, 2002 and our contract of January 24, 2002 shall continue to govern our relationship and your use of our Report.


PA CONSULTING GROUP, INC.



/s/Todd W. Filsinger
By: Todd W. Filsinger
Member of PA's Management Group